EXHIBIT 99.1


                                     [LOGO]
                                  GIBRALTAR(R)
                                PACKAGING GROUP

                                                       Contact: Leslie Schroeder
                                                                    402-462-7517

                         GIBRALTAR PACKAGING GROUP, INC.
                                    ANNOUNCES
                             RESULTS FOR FISCAL 2003

Hastings, Nebraska - September 16, 2003 - Gibraltar Packaging Group, Inc. (OTCBB:PACK) today announced the results for its fiscal year ended June 28, 2003.

Gibraltar reported net income for fiscal 2003 of $2.7 million or $0.54 per share. This compares to net income for fiscal 2002 of $1.8 million or $0.35 per share.

Net sales increased to $67.4 million in fiscal 2003, compared to $63.8 million in fiscal 2002. This increase is attributable to additional business from new and existing customers, partially offset by a reduction in some existing accounts due to soft economic conditions and increased competition.

Income from operations improved to $5.4 million for fiscal 2003, compared to $4.5 million for fiscal 2002.

Gibraltar reported net income for its fourth quarter of fiscal 2003 of $0.7 million or $0.14 per share. This compares to net income in the fourth quarter of fiscal 2002 of $0.7 million or $0.13 per share.

Net sales came in at $16.0 million in the fourth quarter of fiscal 2003, compared to $17.0 million in the fourth quarter of fiscal 2002. This decrease is attributable to a reduction in some existing accounts due to soft economic conditions and increased competition, and the loss of the two major accounts discussed below.

Income from operations was $1.2 million for the fourth quarter of fiscal 2003, compared to $1.3 million for the fourth quarter of fiscal 2002.

Over the last several years, the packaging industry has experienced a downturn and due to resulting excess capacity within the industry, competition for customers has escalated. As reported in our third quarter press release, the Company has lost two customers who accounted for approximately $8.5 million of business in fiscal 2003. The Company is working diligently to replace this business, but if this effort falls short, operations could be materially impacted. The loss of business from these two accounts started in the fourth quarter of 2003 and will transition out during the first and second quarters of fiscal 2004.

 "Our results for fiscal 2003 showed an improvement over the previous fiscal year, but we continue to be affected by the industry's overcapacity," stated Walter Rose, Chairman and Chief Executive Officer. "Fiscal 2004 will be a year of challenges, as we work to bring on new customers and replace business that was lost last year. Recent and planned equipment upgrades, along with cost reductions already carried out, will improve our competitiveness. I believe these operational improvements will enable us to weather these turbulent market conditions and emerge as an even stronger company."


                     2000 Summit Avenue * Hastings, NE 68901
                    Phone (402) 463-1366 * Fax (402) 463-1661

Gibraltar Packaging Group, Inc. (www.gibraltarpackaginggroup.com), headquartered in Hastings, Nebraska, designs, manufactures and markets packaging products, specializing in folding cartons, corrugated containers, specialty laminated containers, and flexible poly-film packaging. Please contact Leslie Schroeder at
(402) 462-7517 or investorrelations@gibraltarpackaginggroup.com for additional information about the Company.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO THE COMPANY'S ABILITY TO EXECUTE ITS BUSINESS PLAN. FOR A DESCRIPTION OF OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT FOR FISCAL 2003 ON FORM 10-K AND OTHER PERIODIC FILINGS.

QUARTERLY REPORT FOR THE FISCAL YEAR ENDED JUNE 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
       $ in Thousands except share and per share data           (UNAUDITED)
                                                            THREE MONTHS ENDED                           FISCAL YEAR ENDED
Consolidated Statements of Operations                   June 28,           June 29,                 June 28,            June 29,
------------------------------------------------------------------------------------------------------------------------------------
                                                          2003               2002                     2003                2002
                                                     -------------------------------------------------------------------------------
Net Sales                                            $       15,980     $       16,983           $       67,378      $       63,803
Cost of Goods Sold                                           12,939             13,633                   54,229              51,396
                                                     ---------------    ---------------          ---------------     ---------------
Gross Profit                                                  3,041              3,350                   13,149              12,407
                                                     ---------------    ---------------          ---------------     ---------------

Operating Expenses:
       Selling, general and administrative                    1,875              2,010                    7,773               7,729
       Amortization of goodwill                                  --                 33                       --                 135
                                                     ---------------    ---------------          ---------------     ---------------
       Total operating expenses                               1,875              2,043                    7,773               7,864
                                                     ---------------    ---------------          ---------------     ---------------

Income from Operations                                        1,166              1,307                    5,376               4,543

Other Expense:
       Interest expense                                         213                276                      970               1,597
       Other expense - net                                        1                 13                       60                  62
                                                     ---------------    ---------------          ---------------     ---------------
       Total other expense                                      214                289                    1,030               1,659
                                                     ---------------    ---------------          ---------------     ---------------

Income before Income Taxes                                      952              1,018                    4,346               2,884
Income Tax Provision                                            243                344                    1,601               1,131
                                                     ---------------    ---------------          ---------------     ---------------
Net Income                                           $          709     $          674           $        2,745      $        1,753
                                                     ===============    ===============          ===============     ===============

Basic and Diluted Per Common Share Amounts
       Net Income                                    $         0.14     $         0.13           $         0.54      $         0.35
                                                     ===============    ===============          ===============     ===============

Weighted Average Shares Outstanding
   (basic and diluted)                                    5,041,544          5,041,544                5,041,544           5,041,544
                                                     ===============    ===============          ===============     ===============


CONSOLIDATED BALANCE SHEETS                          JUNE 28, 2003                               JUNE 29, 2002
----------------------------------------------------------------------------------------------------------------
Assets
       Current Assets                                $       14,110                              $       13,920
       Property, Plant and Equipment, Net                    15,294                                      15,687
       Goodwill                                               4,112                                       4,112
       Other Assets                                             744                                         825
                                                     ---------------                             ---------------
Total Assets                                         $       34,260                              $       34,544
                                                     ===============                             ===============

Liabilities and Stockholders' Equity
       Current Liabilities                           $        8,721                              $       11,357
       Long-Term Debt                                        13,339                                      14,917
       Deferred Income Taxes                                  1,994                                         932
       Other Long-Term Liabilities                              770                                         430
       Stockholders' Equity                                   9,436                                       6,908
                                                     ---------------                             ---------------
Total Liabilities and Stockholders' Equity           $       34,260                              $       34,544
                                                     ===============                             ===============